INDEX TO BALANCE SHEET

Page

Audited Balance Sheet of BBV Vietnam S.E.A. Acquisition Corp.
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of February 13, 2008	F-3
Notes to Balance Sheet	F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
BBV Vietnam S.E.A. Acquisition Corp.:

We have audited the accompanying balance sheet of BBV Vietnam S.E.A. Acquisition Corp. (a corporation in the development stage) (the “Company”) as of February 13, 2008.  This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of February 13, 2008 in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1 to the balance sheet, the Company will only continue in existence for a specified period of time if a business combination is not consummated.

/s/ Amper, Politzner & Mattia, P.C.
Edison, NJ
February 20, 2008

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)
BALANCE SHEET
As of February 13, 2008

Assets
Current assets:
Cash and cash equivalents	$113,657
Restricted cash equivalents held in a trust account (Note 1)	41,400,000
Prepaid expenses	72,141
Total assets	$41,585,798

Liabilities and Stockholders’ Equity
Current liabilities:
Note payable to shareholder	$130,974
Accrued expenses	79,641
Deferred underwriters’ discount (Note 1)	1,449,000
Total current liabilities	1,659,615

Common stock subject to conversion, 1,552,499 shares
at conversion value on February 13, 2008	11,985,292

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or
outstanding at February 13, 2008	--
Common stock, $0.0001 par value; 50,000,000 shares authorized; 6,468,750 shares
issued and outstanding at February 13, 2008	647
Additional paid-in capital	27,958,364
Deficit accumulated during the development stage	(18,120)
Total stockholders’ equity	27,940,891

Total liabilities and stockholders’ equity	$41,585,798

See accompanying notes to the balance sheet.

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)
NOTES TO BALANCE SHEET

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

BBV Vietnam S.E.A. Acquisition Corp. (the “Company”) was incorporated in the Republic of the Marshall Islands on August 8, 2007 for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses.  The Company is considered in the development stage and is subject to the risks associated with development stage companies.

At February 13, 2008, the Company had not commenced any operations.  All activity through February 13, 2008 relates to the Company’s formation and its initial public offering described below.  The Company’s fiscal year ends on December 31.

The registration statement for the Company’s initial public offering (the “Offering”) described in Note 2 was declared effective on February 8, 2008.  The Company consummated the Offering (including shares sold pursuant to the underwriters’ exercise of their over-allotment option) on February 13, 2008 and immediately prior to such Offering, the Company’s Sponsor (as defined below) purchased 1,873,684 warrants at $0.95 per warrant from the Company in a private placement (the “Private Placement”).  The net proceeds of the Offering and the Private Placement are intended to be generally applied toward consummating a business combination with one or more operating business having their primary operations in Vietnam or any of the other countries of Asia.  Net proceeds of $41,400,000 from the Offering and the Private Placement are held in a trust account (“Trust Account”) and will only be released to the Company upon the earlier of: (i) the consummation of a business combination; or (ii) the Company’s liquidation, except to satisfy stockholder conversion rights. The proceeds in the trust account include Offering proceeds representing a deferred underwriting discount. Upon consummation of a business combination, $1,449,000, which constitutes the underwriters’ deferred discount, will be paid to the underwriters from the funds held in the Trust Account. Additionally, up to an aggregate of $1,150,000 (net of income taxes payable thereon) of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund income tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for shareholder approval. In the event that shareholders owning 30% or more of the shares sold in the Offering vote against the business combination and exercise their conversion rights described below, the business combination will not be consummated. All of the Company’s shareholders prior to the Offering (“Founders”), have agreed to vote their 1,293,750 founding shares of common stock in accordance with the vote of the majority of the shares voted by all shareholders of the Company who purchased their shares in the Offering or the aftermarket (“Public Shareholders”) with respect to any business combination. After consummation of a business combination, these voting safeguards will no longer be applicable.

With respect to a business combination which is approved and consummated, any Public Shareholder who voted against the business combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed business combination, divided by the number of shares of common stock held by Public Shareholders at the consummation of the Offering. Accordingly, Public Shareholders holding 1,552,499 shares sold in the Offering may seek conversion of their shares in the event of a business combination. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares of common stock held by the Founders prior to the consummation of the Offering. In the event that a majority of the outstanding shares of common stock voted by the Company’s public shareholders vote for the approval of the business combination, a majority of the outstanding shares of common stock may approve an amendment to the Company’s amended and restated articles of incorporation allowing its perpetual existence and holders owning 30% or more of the outstanding common stock do not vote against both the business combination and the Extended Period (as defined below) and do not exercise their conversion rights, on a cumulative basis, the business combination may then be consummated.

If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a business combination prior to 18 months from the date of the closing of the Offering, the Company’s board will convene, adopt and recommend to its shareholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking shareholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of the closing of the Offering, the Company will seek the consummation of that business combination. However, if the Company has entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the closing of the Offering and management anticipates that the Company may not be able to consummate a business combination within the 24 months from the date of the closing of the Offering, the Company may seek to extend the time period within which it may complete its business combination to 36 months, by calling a special (or annual) meeting of shareholders for the purpose of soliciting their approval for such extension (the “Extended Period”). If the Company receives Public Shareholder approval for the Extended Period and holders of 30% or more of the shares held by Public Shareholders do not vote against the Extended Period and elect to convert their common stock in connection with the vote for the extended period, the Company will then have an additional 12 months in which to complete the initial business combination. If the Extended Period is approved, the Company will still be required to seek Public Shareholder approval before completing a business combination. In the event there is no business combination within the 24-month deadline (assuming the Extended Period is not approved) described above, the Company will dissolve and distribute to its Public Shareholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. The Company’s corporate existence will automatically cease at the end of the 36-month period if the Company has not received shareholder approval for an initial business combination. In the event of liquidation, the per share value of the residual assets remaining available for distribution (including Trust Account assets) may be less than the initial public offering price per share in the Offering.

A Public Shareholder’s election to convert common shares in connection with the vote on the Extended Period will only be honored if the Extended Period is approved. Public Shareholders who vote the shares that have been converted against the Extended Period and exercise their conversion rights will not be able to vote the shares that has been converted on the initial business combination. All other Public Shareholders will be able to vote on the initial business combination.

With respect to a business combination which is approved and consummated or a vote on the Extended Period which is approved, any Public Shareholders who voted against the business combination or Extended Period may contemporaneously with or prior to such vote exercise their conversion right and their common shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed business combination or vote on Extended Period, divided by the number of shares of common stock held by Public Shareholders at the closing of the Offering. Accordingly, public shareholders holding less than 30% of the aggregate number of shares owned by all Public Shareholders may seek conversion of their shares in the event of a business combination or vote on Extended Period. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the founding shares and the shares underlying the warrants) but not shares acquired in the Offering or in the secondary market) held by Existing Shareholders.

Cash and cash equivalents—The Company considers all highly liquid investments with original maturities of three months or less when acquired to be cash equivalents.  Cash and cash equivalents at February 13, 2008 principally consist of cash in a money market account.

Restricted cash equivalents held in a trust account—The amounts held in a trust account represent substantially all of the proceeds of the Offering and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a business combination. The funds held in a trust account are invested in a money market fund that invests in securities of the United States Government.

Concentration of credit risk—Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes that Company is not exposed to significant credit risk due to the financial position of the depository institution in which those deposits are held.  The Company does not believe the cash equivalents held in a trust account are subject to significant credit risk as the portfolio is invested in a money market fund that invests in securities of the United States government.

Deferred Income Taxes — Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $6,000. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at February 13, 2008.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Use of estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Offering costs—Offering costs consisting principally of legal, accounting and printing and engraving expenses that were related to the Offering were charged to additional paid-in capital at the closing of the Offering on February 13, 2008.

Common stock subject to conversion—As discussed in more detail in Note 1, the Company will only proceed with a business combination if (1) it is approved by a majority of the votes cast by the Company’s public stockholders and (2) public stockholders holding less than 30% (1,552,499) of the shares of common stock sold in the Offering exercise their conversion rights, which allows the public stockholders to receive their per share interest in the Trust Account.  Accordingly, the Company has classified 1,552,499 shares of its common stock outside of permanent equity as “Common stock subject to conversion,” at an initial conversion price of $7.72 on February 13, 2008.  The Company recognizes changes in the conversion value as they occur and adjusts the carrying value of the common stock subject to conversion to be equal to its conversion value at the end of each reporting period.

Recent accounting pronouncements—In December 2007, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”).  SFAS 141(R) retains the fundamental requirements of SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.  SFAS 141(R) establishes principles and requirements for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in an acquisition, at their fair value as of the acquisition date. SFAS 141(R) also requires an acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values.  Additionally, SFAS 141(R) will require that acquisition-related costs in a business combination be expensed as incurred, except for costs incurred to issue debt and equity securities. This statement applies prospectively to business combinations effective with the Company’s first fiscal quarter of 2009.  Early adoption is not permitted.  Should the Company enter into a business combination after the effective date of SFAS 141(R) the new accounting pronouncement will have an impact to the Company.

In December 2007, the FASB issued Statement No. 160, “Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”).  SFAS 160 amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the non-controlling interest, also referred to as minority interest, in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 requires that the non-controlling interest in a subsidiary be clearly identified and presented within the equity section of the consolidated statement of financial position but separate from the company’s equity.  Consolidated net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income.  SFAS 160 requires that any subsequent changes in a parent’s ownership interest while still retaining its controlling financial interest in its subsidiary must be accounted for as equity transactions on a consistent basis.  In addition, SFAS 160 requires that upon the deconsolidation of a subsidiary, both the gain or loss arising from the deconsolidation and any retained non-controlling equity investment in the former subsidiary be measured at fair value.  SFAS 160 is effective commencing with the Company’s first fiscal quarter of 2009.  Early adoption is not permitted.  The Company is in the process of evaluating the impact FAS 160 may have on its consolidated financial position and results of operations.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 2—PUBLIC OFFERING

On February 13, 2008, the Company sold 5,175,000 units, which included 675,000 units sold pursuant to the underwriters’ exercise of their over-allotment option, in the Offering at a price of $8.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant.  Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 per share commencing on later of: (i) the consummation of the business combination, or (ii) February 8, 2009.  The warrants will be exercisable only if the Company continues to provide for an effective registration statement covering the shares of common stock issuable upon exercise of the warrants.  In no event will the holder of a warrant be entitled to receive a net cash settlement or other consideration in lieu of physical settlement in shares of the Company’s common stock.

The warrants expire on February 8, 2012, unless earlier redeemed.  The warrants included in the units sold in the Offering are redeemable, at the Company’s option, in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the common stock exceeds $10.00 per share for any 20 trading days within a 30-trading day period.

The warrants are classified within stockholders’ equity since, under the terms of the warrants, the Company cannot be required to settle or redeem them for cash.

NOTE 3—NOTE PAYABLE TO SPONSOR AND OTHER RELATED PARTY TRANSACTIONS

The Company issued an unsecured promissory note in an aggregate principal amount of $200,100 to a shareholder of the Company on September 20, 2007. The loan was made to fund a portion of the organizational and offering expenses owed by the Company to third parties. Through February 13, 2008, $69,126 of the loan has been repaid. The loan had been repayable on the earlier of (i) the date of the consummation of the Offering and (ii) September 20, 2008.  No interest accrued on the unpaid principal balance of the loan.

The Company presently occupies office space provided by an affiliate of one of the Founders. This affiliate has agreed that, until the Company consummates a business combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate a total of $7,500 per month for such services commencing on the effective date of the Offering, which was February 13, 2008.

NOTE 4—STOCKHOLDERS’ EQUITY

Preferred Stock
The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors.  No shares were issued and outstanding as of February 13, 2008. The agreement with the underwriters prohibits the Company, prior to a business combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a business combination.

Common Stock
The initial authorized common stock of the Company included up to 20,000,000 shares.  The holders of the common stock are entitled to one vote for each share of common stock.  In addition, the holders of the common stock are entitled to receive dividends when, as and if declared by the board of directors.  On February 8, 2008, the Company amended and restated its certificate of incorporation to, among other things, increase the number of authorized shares of the Company’s common stock to 50,000,000.